No. 1

INCORPORATED UNDER THE LAWS OF THE STATE OF
OREGON

41,400 SHARES

PREMIERWEST BANCORP

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

This Certifies That United States Department of the Treasury is the owner of --Forty-One Thousand, Four Hundred-------------- Shares of the Preferred Capital Stock of

PREMIERWEST BANCORP

transferable only on the Books of the Corporation by the holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

PREFERRED

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal, if any, to be hereto affixed at Medford, Oregon this 13th day of February A.D. 2009.

Tom Anderson — SECRETARY

James M. Ford — PRESIDENT

$1,000 per Share Liquidation Amount

©GOES 178
All Rights Reserved

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE CORPORATION WILL FURNISH THE INFORMATION REQUIRED BY OREGON REVISED STATUTES § 60.161(3) TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST WITHOUT CHARGE.

CERTIFICATE FOR 41,400 SHARES of the Preferred Stock

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

of

PREMIERWEST BANCORP

ISSUED TO
United States Department of the Treasury

DATE
February 13, 2009

For Value Received, ____ hereby sell, assign and transfer unto ________________

________________ *Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ________________ *Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated __________ *20* ____

In presence of

________________ ________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.